UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2007

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As described in the press release attached as Exhibit 99.1 hereto, on June 21, 2007, MasterCard International Incorporated (d/b/a MasterCard Worldwide, and “MasterCard”), the principal operating subsidiary of MasterCard Incorporated, entered into a settlement agreement with the Federation Internationale de Football Association (“FIFA”). Under the terms of the agreement, FIFA has agreed to pay MasterCard $90 million to resolve all disputes between the parties, of which $87.5 million is being paid in the second quarter of 2007 and $2.5 million will be paid in the third quarter of 2007.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release of MasterCard Worldwide and FIFA, dated June 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: June 21, 2007	By	/S/ NOAH J. HANFT
Noah J. Hanft
General Counsel and Secretary